Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that TCF FINANCIAL CORPORATION, a Delaware corporation (the “Company”), and each of the undersigned directors of the Company, hereby constitutes and appoints Brian W. Maass, Executive Vice President and Chief Financial Officer of TCF Financial Corporation, and Joseph T. Green, Senior Vice President, Secretary and General Counsel of TCF Financial Corporation, and each of them acting alone, his/her true and lawful attorney-in-fact and agent, for him/her and on his/her behalf and in his/her name, place and stead, in any and all capacities, with full power of substitution, to execute and cause to be filed a Registration Statement on Form S-3 or any other applicable form under the Securities Act of 1933 and amendments thereto, including post-effective amendments, with exhibits thereto and other documents in connection therewith with any regulatory authority, relating to the proposed registration of an unspecified amount of securities (including common stock, preferred stock and depositary shares) issued by the Company.

There is hereby granted to said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in respect of the foregoing as fully as he/she or himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and any of the undersigned directors may execute this Power of Attorney by signing any such counterpart.

TCF FINANCIAL CORPORATION has caused this Power of Attorney to be executed in its name by its Executive Vice President and Chief Financial Officer on the 31st day of August, 2017.

TCF FINANCIAL CORPORATION

By:	/s/ Brian W. Maass
Brian W. Maass
Executive Vice President and Chief Financial Officer

The undersigned, directors of TCF Financial Corporation, have hereunto set their hands as of the 31st day of August, 2017.

/s/ Craig R. Dahl
Craig R. Dahl
Director and Chairman

/s/ Thomas F. Jasper
Thomas F. Jasper
Director and Vice Chairman

/s/ Peter Bell	/s/ Vance K. Opperman
Peter Bell	Vance K. Opperman
Director	Lead Director

/s/ William F. Bieber	/s/ James M. Ramstad
William F. Bieber	James M. Ramstad
Director	Director

/s/ Theodore J. Bigos	/s/ Roger J. Sit
Theodore J. Bigos	Roger J. Sit
Director	Director

/s/ Karen L. Grandstrand	/s/ Julie H. Sullivan
Karen L. Grandstrand	Julie H. Sullivan
Director	Director

/s/ George G. Johnson	/s/ Barry N. Winslow
George G. Johnson	Barry N. Winslow
Director	Director

/s/ Richard H. King	/s/ Richard A. Zona
Richard H. King	Richard A. Zona
Director	Director